FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES FIRST QUARTER RESULTS

Fort Lauderdale, FL, April 25, 2018. SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced:

•
For the quarter ended March 31, 2018, net income from continuing operations attributable to SEACOR Holdings Inc. was $0.6 million ($0.04 per diluted share) after incurring net mark-to-market losses of $3.0 million ($0.17 per diluted share) related to the Company’s investment in 5.2 million shares of Dorian LPG Ltd. (“Dorian”) and taking a $0.9 million ($0.05 per diluted share) reserve against a claim receivable.

•
For the quarter ended March 31, 2017, net income from continuing operations attributable to SEACOR Holdings Inc. was $9.7 million ($0.56 per diluted share) after recording net mark-to-market gains of $13.8 million ($0.80 per diluted share) related to the Company’s investment in Dorian.

•
For the preceding quarter ended December 31, 2017, net income from continuing operations was $73.3 million ($3.37 per diluted share) and included a one-time income tax benefit of $66.9 million resulting from changes in the U.S. federal income tax code.

•
For the quarter ended March 31, 2018, operating income before depreciation and amortization (“OIBDA”)[1] from continuing operations was $34.3 million including $7.0 million of gains on asset dispositions.

•	For the quarter ended March 31, 2017, OIBDA[1] was $20.1 million.

•	For the preceding quarter ended December 31, 2017, OIBDA[1] was $43.4 million, including $8.4 million of expense associated with the accelerated vesting of incentive share awards.

•	The Chairman’s annual letter was published and is available on the Company’s website.
Continuing Operation Discussion
Ocean Transportation & Logistics Services - Operating income was $15.7 million compared with $26.1 million in the preceding quarter. OIBDA1 was $28.4 million compared with $39.4 million in the preceding quarter. OIBDA1 in the first quarter included $9.0 million attributable to noncontrolling interests compared with $11.6 million in the preceding quarter. OIBDA1 in the first quarter included $1.9 million in gains on asset dispositions while OIBDA1 in the preceding quarter included $1.2 million of expense associated with the accelerated vesting of incentive share awards.
OIBDA1 was $11.0 million less than the preceding quarter primarily due to two less operating days in the quarter, a reduction in the fleet as a result of scrapping one U.S.-flag petroleum and chemical carrier, 20 days of unplanned off-hire for one of the Company’s U.S.-flag petroleum and chemical carriers operating in the spot market, and 47 days of planned out-of-service time and $2.0 million of dry-docking costs for one U.S.-flag dry bulk carrier.
Equity earnings of $1.4 million, net of tax, from Trailer Bridge, the Company’s joint venture operating in the Puerto Rico liner trader, were partially offset by losses from the Company’s rail ferry joint ventures (RF Vessel Holdings and Golfo de Mexico) due to out-of-service time and associated dry-docking costs for one rail ferry.
Inland Transportation & Logistics Services - Operating income was $3.4 million compared with $5.9 million in the preceding quarter. OIBDA1 was $9.6 million compared with $12.4 million in the preceding quarter. OIBDA1 for the first quarter and preceding quarter included gains on asset dispositions of $5.2 million and $0.7 million, respectively. In addition, OIBDA1 in the preceding quarter included $1.2 million of expense associated with the accelerated vesting of incentive share awards.
Excluding gains on asset dispositions, operating results were $7.0 million lower, primarily due to extremely poor operating conditions caused by ice and high water, which contributed to voyage delays and increased rates for towing and fleeting services for the dry-cargo barge pools.

1	See disclosure related to Non-GAAP measures in the statements of income (loss) and segment information tables herein.

Equity losses of 50% or less owned companies were higher, primarily due to losses from the Company’s Bunge-SCF Grain joint venture that operates grain elevators in Illinois. Higher barge freight rates and reduced rail car supply were the primary cause for the losses. Improved operating results from SCFCo, the Company’s joint venture operating on the Parana-Paraguay River in South America, partially offset the results of Bunge-SCF Grain.
Foreign currency gains of $1.7 million were primarily due to the strengthening of the Colombian peso in relation to the U.S. dollar underlying certain of the Company’s intercompany lease obligations.
Witt O’Brien’s - Operating income was $2.5 million compared with $3.9 million in the preceding quarter. Operating results were $1.4 million lower primarily due to completing certain response projects in Texas and Florida.
Corporate and Eliminations - Administrative and general expenses of $6.4 million were $6.0 million lower than the preceding quarter primarily due to costs associated with the acceleration of vesting certain incentive share awards in advance of changes in the U.S. federal income tax code.
Capital Commitments - The Company’s capital commitments as of March 31, 2018 were $3.8 million. Subsequent to March 31, 2018, the Company committed to purchase one previously leased-in harbor tug and additional equipment for $13.3 million.
Liquidity and Debt - As of March 31, 2018, the Company’s balances of cash, cash equivalents, restricted cash, marketable securities and construction reserve funds totaled $351.3 million. In addition, the Company had $5.0 million of borrowing capacity under a subsidiary credit facility. Total outstanding debt was $573.5 million, which includes $133.4 million of debt owed by SEA-Vista that is non-recourse to the Company. SEA-Vista is a consolidated venture and had $55.0 million of borrowing capacity under its credit facility as of March 31, 2018.
Subsequent to the end of the quarter the Company disclosed that a subsidiary entered into a contract to sell its interest in Hawker Pacific Airservices Limited. The Company expects to receive approximately $70.0 million in cash at closing after estimated transaction costs.
Additionally, pursuant to requirements under the Company’s indenture, the Company announced a tender offer to purchase its 2.5% Convertible Senior Notes on May 31, 2018. As of March 31, 2018, the remaining principal amount outstanding of the Company’s 2.5% Convertible Senior Notes was $64.5 million and is included in current liabilities.
Adoption of Revenue Recognition Accounting Standard - On January 1, 2018, the Company adopted Financial Accounting Standard Board Topic 606, Revenue from Contracts with Customers (“Topic 606”). As a consequence of adopting Topic 606, the Company now recognizes all of the operating revenues and expenses associated with the barge pools it manages along with additional operating expenses reflective of barge pool earnings attributable to third party barge owners and not the Company in its capacity as manager. Previously, the Company recognized operating revenues and expenses only for its proportionate share of the barge pools in which it participated. All prior period results have been adjusted to reflect the retrospective adoption of Topic 606. The adoption of Topic 606 had no impact on previously reported operating income, segment profit, net income or earnings per share.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2018	2017
		As Adjusted
Operating Revenues	$184,824	$136,319
Costs and Expenses:
Operating	131,777	93,117
Administrative and general	25,795	22,878
Depreciation and amortization	19,609	16,719
	177,181	132,714
Gains (Losses) on Asset Dispositions and Impairments, Net	7,045	(188)
Operating Income	14,688	3,417
Other Income (Expense):
Interest income	1,856	2,134
Interest expense	(8,563)	(10,304)
Debt extinguishment losses, net	(42)	—
Marketable security gains (losses), net	(3,798)	20,836
Derivative gains, net	—	2,830
Foreign currency gains, net	1,690	1,399
Other, net	283	(420)
	(8,574)	16,475
Income from Continuing Operations Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	6,114	19,892
Income Tax Expense (Benefit)	(281)	3,896
Income from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	6,395	15,996
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(837)	108
Net Income from Continuing Operations	5,558	16,104
Loss from Discontinued Operations, Net of Tax	—	(5,448)
Net Income	5,558	10,656
Net Income attributable to Noncontrolling Interests in Subsidiaries	4,917	6,573
Net Income attributable to SEACOR Holdings Inc.	$641	$4,083
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.04	$0.57
Discontinued operations	—	(0.33)
	$0.04	$0.24
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.04	$0.56
Discontinued operations	—	(0.32)
	$0.04	$0.24
Weighted Average Common Shares Outstanding:
Basic	17,969,970	17,074,043
Diluted	18,178,518	17,363,839

OIBDA(1)	$34,297	$20,136
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
		As Adjusted	As Adjusted	As Adjusted	As Adjusted
Operating Revenues	$184,824	$209,352	$176,605	$128,571	$136,319
Costs and Expenses:
Operating	131,777	132,562	125,692	82,466	93,117
Administrative and general	25,795	34,157	20,531	25,540	22,878
Depreciation and amortization	19,609	20,369	20,501	17,469	16,719
	177,181	187,088	166,724	125,475	132,714
Gains (Losses) on Asset Dispositions and Impairments, Net	7,045	719	5,209	5,897	(188)
Operating Income	14,688	22,983	15,090	8,993	3,417
Other Income (Expense):
Interest income	1,856	1,896	2,367	2,150	2,134
Interest expense	(8,563)	(10,429)	(9,121)	(11,676)	(10,304)
Debt extinguishment gains (losses), net	(42)	(725)	3	(97)	—
Marketable security gains (losses), net	(3,798)	11,534	(12,478)	(21,674)	20,836
Derivative gains, net	—	—	—	16,897	2,830
Foreign currency gains (losses), net	1,690	(575)	969	(1,470)	1,399
Other, net	283	188	64	424	(420)
	(8,574)	1,889	(18,196)	(15,446)	16,475
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	6,114	24,872	(3,106)	(6,453)	19,892
Income Tax Expense (Benefit)	(281)	(54,626)	(12,795)	(3,664)	3,896
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	6,395	79,498	9,689	(2,789)	15,996
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(837)	23	488	2,333	108
Net Income (Loss) from Continuing Operations	5,558	79,521	10,177	(456)	16,104
Income (Loss) from Discontinued Operations, Net of Tax	—	(487)	10,927	(28,629)	(5,448)
Net Income (Loss)	5,558	79,034	21,104	(29,085)	10,656
Net Income attributable to Noncontrolling Interests in Subsidiaries	4,917	6,227	3,543	3,723	6,573
Net Income (Loss) attributable to SEACOR Holdings Inc.	$641	$72,807	$17,561	$(32,808)	$4,083
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.04	$4.15	$0.38	$(0.39)	$0.57
Discontinued operations	—	(0.03)	0.62	(1.52)	(0.33)
	$0.04	$4.12	$1.00	$(1.91)	$0.24
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.04	$3.37	$0.38	$(0.39)	$0.56
Discontinued operations	—	(0.02)	0.62	(1.52)	(0.32)
	$0.04	$3.35	$1.00	$(1.91)	$0.24
Weighted Average Common Shares of Outstanding:
Basic	17,970	17,674	17,509	17,208	17,074
Diluted	18,179	22,711	17,638	17,208	17,364
Common Shares Outstanding at Period End	18,165	17,940	17,859	17,587	17,406

OIBDA(1)	$34,297	$43,352	$35,591	$26,462	$20,136
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Ocean Transportation & Logistics Services
Operating Revenues	$102,384	$109,434	$103,780	$72,023	$67,639
Costs and Expenses:
Operating	65,333	58,215	65,866	33,850	37,354
Administrative and general	10,549	11,820	9,612	8,028	7,088
Depreciation and amortization	12,645	13,281	13,516	10,115	9,161
	88,527	83,316	88,994	51,993	53,603
Gains (Losses) on Asset Dispositions and Impairments, Net	1,883	19	73	6	(421)
Operating Income	15,740	26,137	14,859	20,036	13,615
Other Income (Expense):
Foreign currency gains (losses), net	(51)	(138)	5	8	(5)
Other, net	283	209	59	421	(362)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	315	(486)	1,493	5,621	1,036
Segment Profit(1)	$16,287	$25,722	$16,416	$26,086	$14,284

OIBDA(2)	$28,385	$39,418	$28,375	$30,151	$22,776
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers and dry bulk carriers (included in operating costs and expenses)	$1,988	$(34)	$3,548	$—	$94
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers and dry bulk carriers	47	—	40	—	—

Inland Transportation & Logistics Services		As Adjusted	As Adjusted	As Adjusted	As Adjusted
Operating Revenues	$55,921	$74,412	$63,042	$50,424	$60,574
Costs and Expenses:
Operating	48,181	57,858	53,822	44,682	50,474
Administrative and general	3,312	4,900	3,141	4,725	3,792
Depreciation and amortization	6,234	6,448	6,329	6,483	6,592
	57,727	69,206	63,292	55,890	60,858
Gains on Asset Dispositions, Net	5,162	700	5,136	5,891	233
Operating Income (Loss)	3,356	5,906	4,886	425	(51)
Other Income (Expense):
Foreign currency gains (losses), net	1,703	(458)	992	(1,630)	1,368
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(2,454)	(314)	(1,235)	(1,264)	(2,378)
Segment Profit (Loss)(1)	$2,605	$5,134	$4,643	$(2,469)	$(1,061)

OIBDA(2)	$9,590	$12,354	$11,215	$6,908	$6,541

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Witt O’Brien’s
Operating Revenues	$26,432	$25,406	$9,681	$6,061	$8,008
Costs and Expenses:
Operating	18,306	16,534	6,068	4,043	5,372
Administrative and general	5,367	4,797	2,960	2,462	3,219
Depreciation and amortization	301	206	206	205	202
	23,974	21,537	9,234	6,710	8,793
Operating Income (Loss)	2,458	3,869	447	(649)	(785)
Other Income (Expense):
Foreign currency gains (losses), net	2	(12)	29	23	10
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	135	(63)	100	(20)	157
Segment Profit (Loss)(1)	$2,595	$3,794	$576	$(646)	$(618)

Other
Operating Revenues	$116	$116	$116	$116	$116
Costs and Expenses:
Administrative and general	186	272	180	225	154
	186	272	180	225	154
Operating Loss	(70)	(156)	(64)	(109)	(38)
Other Income (Expense):
Foreign currency gains (losses), net	—	18	(12)	—	—
Other, net	—	(1)	—	—	(300)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,167	886	130	(2,004)	1,293
Segment Profit (Loss)(1)	$1,097	$747	$54	$(2,113)	$955

Corporate and Eliminations
Operating Revenues	$(29)	$(16)	$(14)	$(53)	$(18)
Costs and Expenses:
Operating	(43)	(45)	(64)	(109)	(83)
Administrative and general	6,381	12,368	4,638	10,100	8,625
Depreciation and amortization	429	434	450	666	764
	6,767	12,757	5,024	10,657	9,306
Operating Loss	$(6,796)	$(12,773)	$(5,038)	$(10,710)	$(9,324)
Other Income (Expense):
Derivative gains, net	$—	$—	$—	$16,897	$2,830
Foreign currency gains (losses), net	36	15	(45)	129	26
Other, net	—	(20)	5	3	242
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission. The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company’s measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of the Company’s ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$272,522	$239,246	$267,156	$223,154	$207,545
Restricted cash	2,982	2,982	2,436	2,260	2,254
Marketable securities	38,963	42,761	62,606	75,071	97,404
Receivables:
Trade, net of allowance for doubtful accounts	111,083	110,465	83,287	59,772	77,358
Other	41,061	33,870	38,176	35,704	54,918
Inventories	3,821	4,377	3,952	2,444	3,051
Prepaid expenses and other	4,572	6,594	6,741	4,814	4,614
Discontinued operations	—	—	—	23,105	298,915
Total current assets	475,004	440,295	464,354	426,324	746,059
Property and Equipment:
Historical cost	1,354,989	1,351,741	1,483,434	1,340,400	1,336,719
Accumulated depreciation	(510,418)	(502,544)	(487,049)	(467,925)	(460,623)
	844,571	849,197	996,385	872,475	876,096
Construction in progress	15,528	28,728	22,769	133,537	139,782
Net property and equipment	860,099	877,925	1,019,154	1,006,012	1,015,878
Investments, at Equity, and Advances to 50% or Less Owned Companies	170,305	173,441	175,387	174,106	182,395
Construction Reserve Funds	36,790	51,339	51,846	65,429	64,478
Goodwill	32,807	32,761	32,773	32,749	32,787
Intangible Assets, Net	28,072	28,106	30,655	18,931	19,519
Other Assets	9,396	9,469	8,796	17,739	17,869
Discontinued Operations	—	—	—	32,595	875,993
	$1,612,473	$1,613,336	$1,782,965	$1,773,885	$2,954,978

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$77,634	$77,842	$119,840	$125,655	$168,267
Accounts payable and accrued expenses	40,844	44,013	31,518	32,437	36,524
Other current liabilities	59,651	57,330	70,762	49,602	58,833
Discontinued operations	—	—	—	6,324	270,796
Total current liabilities	178,129	179,185	222,120	214,018	534,420
Long-Term Debt	495,863	501,505	619,712	615,532	628,622
Exchange Option Liability on Subsidiary Convertible Senior Notes	—	—	—	—	16,809
Deferred Income Taxes	102,084	101,422	165,093	161,185	183,972
Deferred Gains and Other Liabilities	74,923	77,863	81,238	97,245	92,897
Discontinued Operations	—	—	—	7,681	271,389
Total liabilities	850,999	859,975	1,088,163	1,095,661	1,728,109
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	389	387	385	382	380
Additional paid-in capital	1,576,657	1,573,013	1,557,086	1,547,936	1,527,460
Retained earnings	417,302	419,128	377,700	360,139	914,806
Shares held in treasury, at cost	(1,367,433)	(1,368,300)	(1,363,558)	(1,364,273)	(1,364,172)
Accumulated other comprehensive loss, net of tax	96	(545)	(266)	(545)	(11,024)
	627,011	623,683	571,347	543,639	1,067,450
Noncontrolling interests in subsidiaries	134,463	129,678	123,455	134,585	159,419
Total equity	761,474	753,361	694,802	678,224	1,226,869
	$1,612,473	$1,613,336	$1,782,965	$1,773,885	$2,954,978

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Ocean Transportation & Logistics Services
Petroleum Transportation:
Petroleum and chemical carriers - U.S.-flag	10	11	11	10	10
Harbor Towing and Bunkering:
Harbor tugs - U.S.-flag	23	23	23	23	23
Harbor tugs - Foreign-flag	8	8	8	8	4
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	—
PCTC, Liner and Short-sea Transportation:
PCTC(1) - U.S.-flag	4	4	4	—	—
Short-sea container/RORO(2) vessels - Foreign-flag	9	7	7	7	7
RORO(2) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferry - Foreign-flag	2	2	2	—	—
Dry Bulk Transportation:
Dry bulk carrier - U.S.-flag	2	2	2	—	—
Dry bulk articulated tug-barge - U.S.-flag	—	—	—	—	1
	72	71	71	62	58

Inland Transportation & Logistics Services
Dry-cargo barges	1,408	1,439	1,443	1,443	1,443
Liquid tank barges	20	20	20	19	18
Specialty barges(3)	5	7	10	10	10
Towboats:
4,000 hp - 6,600 hp	18	18	18	17	18
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,200 hp	2	2	2	2	2
Harbor boats:
1,100 hp - 2,000 hp	15	15	15	15	15
Less than 1,100 hp	9	9	9	9	9
	1,480	1,513	1,520	1,518	1,518
______________________

(1)	Pure Car/Truck Carrier.

(2)	Roll On/Roll Off.

(3)	Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.